UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

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HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-33957	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 October Hill Road

Holliston, MA 01746

(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HBIO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Loan and Security Agreement

On December 17, 2025, Harvard Bioscience, Inc. (the “Company”), as borrower, entered into a Loan and Security Agreement (the “Loan Agreement”) with certain financial institutions party thereto as lenders (the “Lenders”) and BroadOak Income Fund, L.P. (“BroadOak”), as the administrative agent and collateral agent (in such capacity, the “Administrative Agent”). The Loan Agreement provides for the following term loans: (i) a term loan in an aggregate principal amount of $10.0 million (the “Term A Loan”), (ii) a term loan in an aggregate principal amount of $22.5 million (the “Term B Loan”) and (iii) a term loan in an aggregate principal amount of $7.5 million (the “Term C Loan” and, together with the Term A Loan and Term B Loan, the “Term Loans”). The Term A Loan and Term B Loan are senior secured obligations maturing on December 17, 2029 (the “Maturity Date”). Commencing December 31, 2027 (the “Amortization Date”), the Company is required to make quarterly principal amortization payments on the Term A Loan and Term B Loan. The Amortization Date and Maturity Date may be extended by one year if the Company achieves a certain adjusted EBITDA milestone. The Term C Loan is a senior secured convertible term loan maturing on the Maturity Date that is convertible, together with accrued and unpaid interest, into shares of common stock of the Company, $0.01 par value per share (the “Common Stock”) at a conversion price of $1.00 per share from January 2, 2026 until the maturity of the Term Loans. The conversion right may be exercised at the Lenders’ option, or automatically if the share price of the Common Stock exceeds $1.50 per share for thirty consecutive trading days. The Term C Loan may not be prepaid by the Company prior to maturity, except in the event of a repayment in full of all of the Term Loans or a change of control of the Company, in which case the Lenders may elect whether to convert their Term C Loans into Common Stock or to be repaid in full in cash. The proceeds of the Term Loans will be used to repay all obligations under the Company’s prior credit facility for which Citizens Bank, N.A. served as administrative agent, to pay transaction fees and expenses and for working capital and other general corporate purposes.

The Term Loans will bear interest at a per annum rate equal to the greater of (i) 12.80% from the date of the Loan Agreement through the Loan Agreement’s second anniversary, then 12.50% thereafter and (ii) the prime rate detailed in the Loan Agreement plus 5.25%. Interest on the Term Loans is payable in cash in arrears on the last calendar day of each month; however, at the Company’s option, interest on the Term C Loans may be payable in kind. If any portion of the Term Loans are prepaid prior to maturity, the Company will be required to pay a prepayment premium in an amount equal to (a) 3.00% of the principal amount of such prepaid Term Loans if such prepayment occurs on or before the first anniversary of the closing of the transaction, (b) 2.00% of the principal amount of such prepaid Term Loans if such prepayment occurs after the first anniversary but on or prior to the second anniversary of the closing of the transaction, (c) 1.00% of the principal amount of such prepaid Term Loans if such prepayment occurs after the second anniversary but on or prior to the third anniversary of the closing of the transaction and (d) 0.00% thereafter. However, no prepayment premium will be payable with respect to any Term A Loans prepaid before March 31, 2027. Additionally, an exit fee of 10.00% will be payable on any Term Loan amounts that are prepaid or repaid, including at maturity, except that no exit fee will be payable with respect to any Term C Loans that convert into Common Stock.

The Company’s obligations under the Loan Agreement are required to be guaranteed by certain of the Company’s domestic subsidiaries. The Company’s obligations under the Loan Agreement are secured by substantially all of the assets of the Company and each guarantor.

The Loan Agreement includes customary affirmative, negative, and financial covenants binding on the Company and its subsidiaries, including delivery of financial statements and other reports and maintenance of existence. The negative covenants limit the ability of the Company and its subsidiaries, among other things, to incur debt, incur liens, make investments, sell assets and pay dividends on its capital stock. The financial covenants set forth in the Loan Agreement include a minimum liquidity covenant, which will apply at all times, and a minimum Adjusted EBITDA covenant, which will be tested at the end of each fiscal quarter of the Company. The Loan Agreement also includes customary events of default.

Pursuant to the Loan Agreement, the Company also issued to the Lenders and its participants warrants to purchase 2,000,000 shares of Common Stock, at an exercise price of $0.50 per share (the “Warrants”). The Warrants have a seven-year term. Within 45 days of the date of the Loan Agreement, the Company must prepare and file with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement covering the resale of all shares issued and issuable upon conversion of the Term C Loan and exercise of the Warrants (the “Registration Statement”). The Company will use its reasonable best efforts to cause the Registration Statement to be declared effective by the Commission no later than the earlier of: (i) 75 days after the Registration Statement is filed if the Commission notifies the Company that it will review the Registration Statement or (ii) 5 business days after the Company is notified that the Commission will not review, or will not further review, the Registration Statement. The Lenders also received a customary upfront fee upon closing of the financing.

The Loan Agreement provides the Administrative Agent with the right to nominate one member to the Company’s board of directors while the Term Loans are outstanding. In connection with this right, the Board has appointed Mr. William A. Snider, a partner of BroadOak, as a member of the Board and the Compensation Committee of the Board, effective December 17, 2025. The Loan Agreement also contemplates that before March 31, 2026, the Company will establish a Product, Operations and Scientific Advisory Board that will consist of the Chief Executive Officer of the Company, two individuals appointed by the Company’s board of directors and two individuals appointed by the Administrative Agent, to advise the Company regarding commercial and application opportunities, product line planning and life cycle management, manufacturing, supply chain and procurement, and opportunities to enhance commercial performance.

The foregoing description is qualified in its entirety by reference to the form of the Warrant, dated as of December 17, 2025, a copy of which is filed herewith as Exhibit 4.1, and by reference to the Loan Agreement, a copy of which is filed herewith as Exhibit 10.1.

On December 17, 2025, the Company issued a press release regarding the Loan Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of December 17, 2025, upon the closing of the Loan Agreement, the Company’s term loan and senior revolving credit facility for which Citizens Bank, N.A. served as administrative agent has been terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information set forth in Item 1.01 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As noted in Item 1.01 above, the Board has appointed Mr. William A. Snider as a member of the Board and the Compensation Committee of the Board, effective December 17, 2025. Mr. Snider shall serve as (1) a Class III Director of the Board, until the Company’s annual meeting of stockholders in 2027 and until his successor is duly elected and qualified or until his earlier death, resignation or removal, and (2) a member of the Compensation Committee of the Board, until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Snider, age 56, leads BroadOak’s growth capital investing activities and has worked at BroadOak since 2006. Mr. Snider has more than 30 years of institutional investment experience. Prior to BroadOak, he was a general partner and co-founder of Emerging Technology Partners, LLC (“ETP”), a life science focused venture capital firm. Prior to ETP, he was a vice president and portfolio manager at T. Rowe Price. Mr. Snider has been a director of many life sciences research tools companies and is actively involved in the investment community.

Mr. Snider holds the Chartered Financial Analyst accreditation, and a B.S.E. in Finance, as well as an M.B.A. from the Wharton School at the University of Pennsylvania.

Except as set forth above, there is no arrangement between Mr. Snider and any person pursuant to which he was selected as a director, and there is no family relationship between Mr. Snider and any other director or executive officer of the Company.

In connection with his service on the Board, Mr. Snider will receive standard compensation for non-employee directors of the Board, to be composed of (i) an equity award of 110,000 restricted stock units and (ii) an annual cash retainer of $91,000.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of Warrant, dated as of December 17, 2025

10.1* #	Loan and Security Agreement dated as of December 17, 2025 among Harvard Bioscience, Inc., as borrower, the lenders party thereto, and BroadOak Income Fund L.P., as administrative agent.

99.1	Press Release, dated December 17, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the Securities and Exchange Commission on a supplemental basis upon its request.

# Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the SEC, certain portions of this exhibit have been redacted because the Company customarily and actually treats such omitted information as private or confidential and because such omitted information is not material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: December 17, 2025	By:	/s/ Mark Frost
Mark Frost
Interim Chief Financial Officer